UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 18 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

MAXRAY OPTICAL TECHNOLOGY CO. LTD.

(Exact name of small business issuer as specified in its charter)

                       Delaware   333-147225                                         N/A

          (State or other Jurisdiction                  (Commission File Number)           (IRS Employer Identification

of incorporation)                                                                                           Number)

5618 Tenth Line West, Unit 9

Mississauga, Ontario, CANADA L5M 7L9

 (Address of principal executive offices, including zip code)

(905) 824-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.1  Other Events

On September 1, 2009 Amber Optoelectronics Inc. (“Amber”), a Delaware Corporation, entered into an Agreement with Max Great Technology Co., Ltd, Rm 51, s" Floor, Britannia House, Jalan Cator, Bandar Seri Begawan BS 8811, Negara Brunei Darussalam, (hereinafter referred to as ("Max Great") whereby Amber purchased the 100% interest in Maxray Optical Technology (Fujian) Co. Ltd., located in the Economic and Technological Development Zone, Fuging, Fujian, China. PRC P.C. 350301, which was owned by Max Great. Effective September 1, 2009, Amber legally changed its name to Maxray Optical Technology Co. Ltd.

Maxray Optical Technology Co. Ltd. (the Delaware Corporation), which currently controls Sixty Percent (60%) of Max Great Technology Co. Ltd. has agreed to release any or all of the  shareholders of Maxray Holding Limited which owns 40% of Max Great Technology Co. Ltd. upon the return of 6,000,000 shares of common stock of Maxray Optical Technology Co. Ltd. (the Delaware Corporation).

Maxray Optical Technology (Fujian) Co. Ltd. (the factory) shall be operated by a Board of Directors appointed by the shareholders of Max Great as detailed in the Brunei Darussalam Registration Documents. The shareholders of Maxray Holding Limited and the shareholders of Maxray Optical Technology Co. Ltd. (the Delaware Corporation), shall receive dividends from Max Great Technology Co. Ltd., the Brunei Company for distribution to their respective shareholders.

______________________________________________________________________________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2011

Maxray Optical Technology Co. Ltd.

          /S/

 _______________________

John Campana, President

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